Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 24, 2026, relating to the consolidated financial statements of Arvinas, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Arvinas, Inc. and subsidiaries for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
February 24, 2026